March 7, 2023

Biomerica, Inc.

17571 Von Karman Avenue

Irvine, California 92614

Re:          Shares of Common Stock of Biomerica, Inc.

Ladies and Gentlemen:

We have acted as counsel for Biomerica, Inc., a Delaware corporation (the “Company”), in connection with the offering by the Company of 3,333,333 shares of the Company’s common stock, par value $0.08 (the “Shares”), pursuant to a registration statement on Form S-3 (Registration Statement No. 333-239980) which was originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on July 21, 2020, as amended by that certain Pre-effective Amendment No. 1 filed with the Commission on September 11, 2020, including the Preliminary Prospectus (as defined below), and each of the Company’s reports that have been filed with the Commission under the Act that are incorporated by reference therein (collectively, the “Registration Statement”), the base prospectus, dated September 30, 2020, contained in the Registration Statement at the time it was declared effective by the Commission (the “Prospectus”), the preliminary prospectus supplement relating to the offer and sale of the Shares, as filed by the Company with the Commission on March 2, 2023, pursuant to Rule 424(b) under the Act (the “Preliminary Prospectus”), and the final prospectus supplement relating to the offer and sale of the Shares, as filed by the Company with the Commission on March 7, 2023, pursuant to Rule 424(b) under the Act (the “Prospectus Supplement”). The Prospectus, the Preliminary Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.” All of the Shares are to be sold by the Company in the manner described in the Registration Statement and the Prospectus. This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

In connection with the preparation of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the corporate and organizational documents of the Company, including the Certificate of Incorporation, as amended through the date hereof, and the Bylaws of the Company, as amended through the date hereof, (ii) the resolutions (the “Resolutions”) of the Board of Directors of the Company and a committee thereof with respect to the issuance and sale of the Shares, (iii) the Registration Statement and exhibits thereto, including the Prospectus comprising a part thereof, and (iv) an executed copy of the Underwriting Agreement, dated as of March 3, 2023, by and between the Company and Craig-Hallum Capital Group LLC (the “Underwriting Agreement”). In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein.

We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures. In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents, and that such documents constitute the legal, valid and binding obligations of each such party. As to questions of fact material to our opinions, we have relied upon the certificates of certain officers of the Company.

Biomerica, Inc.

March 7, 2023

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Resolutions, the Underwriting Agreement, the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

We render this opinion only with respect to the General Corporation Law of the State of Delaware as in effect on the date hereof, and we express no opinion herein concerning the application or effect of the laws of any other jurisdiction. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K, and further consent to the reference to us under the heading “Legal Matters” in the Registration Statement and any amendments thereto. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations promulgated thereunder.

[Signature Page Follows]

Biomerica, Inc.

March 7, 2023

This opinion is intended solely for use in connection with the issuance and sale of the Shares pursuant to the Registration Statement and is not to be relied upon for any other purpose or delivered to or relied upon by any other person without our prior written consent. This opinion is rendered as of the date hereof and based solely on our understanding of facts in existence as of such date after the examination described in this opinion. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Stradling Yocca Carlson & Rauth, P.C.

STRADLING YOCCA CARLSON & RAUTH, P.C.

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